Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SHIWANA, INC.” , CHANGING ITS NAME FROM “SHIWANA, INC.” TO “GRAY PEAKS, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2005, AT 1:42 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[Seal]	/S/ HARRIET SMITH WINDSOR
Harriet Smith Windsor, Secretary of State
3732442 8100 050760581		AUTHENTICATION: DATE:	4162914 09-19-05

State of Delaware Secretary of State Division of Corporations Delivered 01:50 PM 09/16/2005 FILED 01:42 PM 09/16/2005 SRV 050760581 - 3732442 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SHIWANA, INC.

Pursuant to Section 242 of the Delaware General Corporation Law

SHIWANA, INC. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of Delaware, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of the Corporation shall be amended to amend Article One to read as set forth below:

Article 1.	The name of the Corporation is Gray Peaks, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 22_(e) of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation will not be reduced under, or by reason of, any amendment in this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President this 15th day of September, 2005.

SHIWANA, INC.

By:	/s/ TIM SENSENIG
Name:	Tim Sensenig
Title:	Chairman & Co-CEO